Exhibit 2.2

AMENDMENT NO. 1 TO MEMBERSHIP INTERESTS AND

ASSET PURCHASE AGREEMENT

February 20, 2004

THIS AMENDMENT NO. 1 (this “Amendment”) to the MEMBERSHIP INTERESTS AND ASSET PURCHASE AGREEMENT dated as of January 21, 2004 (the “Agreement”), by and among EnBW Energy Solutions GmbH, a German corporation, registered in the commercial register of the Amtsgericht Stuttgart, under 22368, with its place of business at Stuttgart, with respect to Article VII and X of the Agreement only, ENVICA GmbH, a German corporation registered in the commercial register of the Amtsgericht Delmenhorst, under HRB 3155, with its place of business at Wildeshausen, ENVICA Kat GmbH, a German corporation, registered in the commercial register of the Amtsgericht Delmenhorst, under HRB 3262, with its place of business at Wildeshausen, E&EC Energy & Environmental Consultants GmbH, a German corporation, registered in the commercial register of the Amtsgericht Siegburg, under HRB 7966, with its place of business at Nümbrecht, SCR Tech GmbH, a German corporation, registered in the commercial register of the Amtsgericht Siegburg under HRB 8030, with its place of business at Waldbröl, SCR Tech LLC, a North Carolina limited liability company and subsidiary owned 50% by the Company and 50% by ENBW, CESI-SCR, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer Parent, and, with respect to Section 11.18 and Articles VI and IX of the Agreement only, Catalytica Energy Systems, Inc., a Delaware corporation, is entered into as of February 19, 2004 by and among each of the parties to the Agreement.

RECITALS

A. The Agreement was executed and delivered as of January 21, 2004.

B. The parties to the Agreement now desire to make the amendments thereto specified below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, covenants, promises and other representations set forth herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

1. Capitalized terms used in this Amendment without being defined shall have the respective meanings ascribed thereto in the Agreement.

2. Section 1.1(p) of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“Balance Sheet Adjustment Amount” means the amount by which the LLC’s current liabilities and long-term liabilities (including any Outstanding Loan Amounts but excluding the Disclosed Loan Amounts) (each as defined by and determined in accordance with GAAP) exceed the sum of its current assets (as defined by and determined in accordance with GAAP) including capitalized inventory costs in their actual amount as determined in accordance with GAAP, which, however, shall not be less than $50,000.

3. Section 1.1(aa) of the Agreement is hereby amended by deleting therefrom the phrase “seven days prior” and replacing it with the phrase “six days prior”.

4. Section 2.3(a) of the Agreement is hereby amended by deleting therefrom the phrase “less any Balance Sheet Adjustment Amount reflected on the Closing Date Balance Sheet”.

5. Section 4.2(b) of the Agreement is hereby amended by deleting clause (viii) thereof in its entirety and replacing such clause (viii) with the phrase “intentionally omitted”.

6. Section 11.24 is hereby amended by deleting therefrom the phrase “at Closing” and replacing it with the phrase “sent to Buyer no later than 10 days following the Closing”.

7. Section 2.5(a) is hereby amended deleting such Section in its entirety and replacing it with the following:

“Promptly following the Closing, Buyer will prepare a Post-Closing Balance Sheet and shall calculate the Balance Sheet Adjustment Amount reflected on such Post-Closing Balance Sheet (such amount, as finally determined pursuant to this Section 2.5, the “Post-Closing Balance Sheet Adjustment Amount”). Buyer shall deliver to the Company and the Asset Sellers, within 75 days following the Closing Date, its Post-Closing Balance Sheet and calculation of the Post-Closing Balance Sheet Adjustment Amount, together with reasonable detail showing the calculations made by the Buyer in determining such Post-Closing Balance Sheet Adjustment Amount. If the Company or any of the Asset Sellers disagree with the Post-Closing Balance Sheet and Buyer’s calculated Post-Closing Balance Sheet Adjustment Amount, such party may, within 14 days after delivery of such Post-Closing Balance Sheet and Post-Closing Balance Sheet Adjustment Amount, deliver a notice to Buyer setting forth the nature of the disagreement and the proposed revisions to such Post-Closing Balance Sheet Adjustment Amount.”

8. Section 2.5(c) is hereby amended deleting such Section in its entirety and replacing it with the following:

“If the Balance Sheet Adjustment Amount reflected on the Post-Closing Balance Sheet is greater than zero, the Company and the Asset Sellers shall pay the amount of such excess to Buyer, by wire transfer to a bank account of Buyer in accordance with wire transfer instructions delivered by Buyer to the Company and the Asset Sellers no later than 10 business days following delivery of the Post-Closing Balance Sheet Adjustment Amount or final determination of any dispute pursuant to Section 2.5(b), as applicable. Alternatively, Buyer may, at its option, set off any such excess against any payment due and owing by Buyer to Asset Sellers pursuant to this Agreement in accordance with the provisions of Section 13.6 hereto; provided that Buyer agrees that it shall not set off any amount owing to it pursuant to this Section 2.5(c) until any dispute under Section 2.5(a) has been finally settled in accordance with the procedures set forth in Section 2.5(b). If the Balance Sheet Adjustment Amount reflected on the Post-Closing

Balance Sheet is less than zero, the Buyer shall pay the Company and ENBW (in the same proportions as the payments made pursuant to Section 2.3(a)) by wire transfer to the bank accounts of the Company and ENBW in accordance with wire transfer instructions delivered by the Company and ENBW to Buyer, no later than 10 business days following delivery of the Post-Closing Balance Sheet Adjustment Amount or final determination of any dispute pursuant to Section 2.5(b), as applicable.”

9. Except as set forth herein, all provisions of the Agreement shall remain in full force and effect in accordance with their respective terms.

10. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

11. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Amendment may be executed in whole or in part by facsimile signatures any of which shall be deemed to be an original signature.

[Remainder of Page Intentionally Left Blank]

EXECUTION VERSION

IN WITNESS WHEREOF, this Amendment No. 1 to the Membership Interests and Asset Purchase Agreement has been executed by the parties hereto effective as of the date first above written.

ENBW ENERGY SOLUTIONS GMBH

By:	/s/ Werner Götz

Name:	Werner Götz

Title:	Managing Director

ENVICA KAT GMBH

By:	/s/ Frank Ebinger Peter Servatius

Name:	Frank Ebinger / Peter Servatius

Title:	Managing Directors

E&EC ENERGY & ENVIRONMENTAL CONSULTANTS GMBH

By:	/s/ Brigitte Hartenstein

Name:	Brigitte Hartenstein

Title:	Managing Director

SCR-TECH GMBH

By:	/s/ Werner Götz

Name:	Werner Götz

Title:	Managing Director

[Signature Page to Amendment No. 1 to Membership Interests and Asset Purchase Agreement]

EXECUTION VERSION

SCR-TECH LLC

By:	/s/ Hans-Ulrich Hartenstein

Name:	Hans-Ulrich Hartenstein

Title:	President

CESI-SCR, INC.

By:	/s/ Robert W. Zack

Name:	Robert W. Zack

Title:	V.P.

CATALYTICA ENERGY SYSTEMS, INC. (WITH RESPECT TO SECTION 11.18 OF THE AGREEMENT AND ARTICLE VI AND ARTICLE IX OF THE AGREEMENT ONLY)

By:	/s/ Robert W. Zack

Name:	Robert W. Zack

Title:	CFO

ENVICA GMBH (WITH RESPECT TO ARTICLE VII AND ARTICLE X OF THE AGREEMENT ONLY)

By:	/s/ Frank Ebinger Peter Servatius

Name:	Frank Ebinger / Peter Servatius

Title:	Managing Directors

[Signature Page to Amendment No. 1 to Membership Interests and Asset Purchase Agreement]